                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              SPECTRAN CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                       04-2729372
--------------------------------------------------------------------------------
(State or other jurisdiction of          (I.R.S. employer identification number)
 incorporation or organization)


50 Hall Road, Sturbridge, Massachusetts                                 01566
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip code)

                        1991 Incentive Stock Option Plan
--------------------------------------------------------------------------------
                              (Full Title of Plan)

                               Charles B. Harrison
                            SpecTran Industrial Park
                                  50 Hall Road
                         Sturbridge, Massachusetts 01566
--------------------------------------------------------------------------------
                     (Name and Address of agent for service)

                                  508-347-2261
--------------------------------------------------------------------------------
          (Telephone number, including area code, or agent for service)


                         Calculation of Registration Fee
--------------------------------------------------------------------------------

                                                         Proposed               Proposed
                                 Amount                   maximum                maximum                   Amount
Title of securities               to be                offering price           aggregate              of registration
 to be registered              registered                per unit (1)         offering price                 fee

Common Stock,                    345,000                   $11.88              $4,098,600                 $1,139.41
 par value $.10


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average high and low prices of the Company's Common Stock as reported on the National Association of Securities Dealers Automated Quotation System on July 9, 1999.

         This Registration Statement is being filed pursuant to General Instruction E of Form S-8 to register additional shares of SpecTran Corporation Common Stock in connection with its 1991 Incentive Stock Option Plan, as amended. Pursuant thereto, the Registrant's Registration Statement on Form S-8 filed March 23, 1992, SEC File No. 33-46581, is hereby incorporated by reference.

Item 8.  Exhibits

Exhibit                                                                                         Sequential Page
Number                                                                                              Number
---------------------------------------------------------------------------------------------------------------

4 SpecTran Corporation 1991 Incentive Stock Option Plan, as amended, filed as Exhibit 10.115 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (SEC File No. 000-12489) is incorporated herein by reference.

5     Opinion of Nordlicht & Hand, counsel for the SpecTran Corporation                                6

23(a) Consent of KPMG LLP                                                                              7

23(b) Consent of Nordlicht & Hand,  contained in opinion of counsel  filed as
      Exhibit 5

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sturbridge, State of Massachusetts on June 29, 1999.

                                                           SPECTRAN CORPORATION
                                                               (Registrant)


                                              By: /s/ Charles B. Harrison
                                              Charles B. Harrison, President and
                                              Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                             Title                                              Date


/s/ Charles B. Harrison                          President, Chief                                   June 29, 1999
------------------------                         Executive Officer,
 Charles B. Harrison                             Chairman of the Board of
                                                 Directors
                                                 (Principal Executive
                                                 Officer)


/s/ George J. Roberts                            Senior Vice President,                             June 29, 1999
-------------------------                        Chief Financial Officer,
George J. Roberts                                Secretary and Treasurer
                                                 (Principal Financial
                                                 Officer)


/s/ Paul D. Lazay                                Director                                           June 29, 1999
------------------------
Dr. Paul D. Lazay


                                                 Director                                           June 29, 1999
Ira S. Nordlicht


/s/ Richard M. Donofrio                          Director                                           June 29, 1999
-----------------------
Richard M. Donofio



/s/ John E. Chapman                              Senior Vice President,                             June 29, 1999
-----------------------                          Director
John E. Chapman


/s/ Lily K. Lai                                  Director                                           June 29, 1999
-----------------------
Dr. Lily K. Lai



/s/ Robert A. Schmitz                            Director                                           June 29, 1999
-----------------------
Robert A. Schmitz

                                  EXHIBIT INDEX


Exhibit                                                                                            Sequential Page
Number                                                                                                 Number
--------------------------------------------------------------------------------------------------------------------

4 SpecTran Corporation 1991 Incentive Stock Option Plan, as amended, filed as Exhibit 10.115 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (SEC File No. 000-12489) is incorporated herein by reference.

5        Opinion of Nordlicht & Hand, counsel for the SpecTran Corporation                                6

23(a)    Consent of KPMG LLP                                                                              7

23(b)    Consent of Nordlicht & Hand,  contained in opinion of counsel  filed as
         Exhibit 5

                                    Exhibit 5

                                NORDLICHT & HAND
                               Counsellors at Law
                                  Olympic Tower
                                645 Fifth Avenue
                            New York, New York 10022



                                                                    July 9, 1999

SpecTran Corporation
SpecTran Industrial Park
50 Hall Road
Sturbridge, Massachusetts 01566

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to SpecTran Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement (the "Registration Statement") on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, registering an additional 345,000 shares of the Company's common stock, par value $.10 (the "Shares") reserved for issuance under the Company's 1991 Incentive Stock Option Plan, as amended.

         In such capacity, we have examined the Company's Certificate of Incorporation, Bylaws, the form of certificate for the Shares and such records, documents, statutes, and decisions as we have deemed relevant.

         On the basis of such examination, we advise you that, in our opinion, the Shares, when issued in accordance with the terms of the Registration
Statement against payment of the purchase price therefor, will be validly issued, fully paid and non-assessable shares of the Company's common stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption of "Legal Counsel" in the prospectus and reference to us under the caption "Counsel" in the Registration Statement.

                                                               Very truly yours,

                                                            /s/ Nordlicht & Hand

                                                                Nordlicht & Hand

                                  Exhibit 23(a)

                        INDEPENDENT ACCOUNTANT'S CONSENT




The Board of Directors
SpecTran Corporation

         We hereby consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                                    /s/ KPMG LLP
                                                                        KPMG LLP

Boston, Massachusetts
July 12, 1999